EXHIBIT 99

Investor News	NYSE:PEG

For further information, contact:

• Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
• Carlotta Chan Lane, Manager – Investor Relations	Phone: 973-430-6596

August 3, 2011

PSEG ANNOUNCES 2011 SECOND QUARTER RESULTS

$0.63 PER SHARE INCOME FROM CONTINUING OPERATIONS

$0.59 PER SHARE OF OPERATING EARNINGS

Company Maintains 2011 Operating Earnings Guidance of $2.50—$2.75 Per Share

Announces Expansion in Capital Investment Program

Public Service Enterprise Group (PSEG) reported today Second Quarter 2011 Income from Continuing Operations of $320 million or $0.63 per share as compared to $222 million or $0.44 per share for the Second Quarter of 2010. Including Income from Discontinued Operations, PSEG reported Net Income for the Second Quarter 2011 of $323 million ($0.63 per share) versus $224 million ($0.44 per share) for the Second Quarter of 2010. Operating Earnings for the second quarter of 2011 were $301 million or $0.59 per share compared to the Second Quarter of 2010 Operating Earnings of $321 million or $0.63 per share.

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Operating Earnings exclude the impact of returns/(losses) associated with Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and other material one time items. The table below provides a reconciliation of PSEG’s Net Income to Operating Earnings for the second quarter. See Attachment 12 for a complete list of items excluded from Income from Continuing Operations in the determination of Operating Earnings.

PSEG CONSOLIDATED EARNINGS (unaudited)

Second Quarter Comparative Results

2011 and 2010

	Income ($millions)		Diluted Earnings Per Share
	2011	2010	2011	2010
Operating Earnings	$301	$321	$0.59	$0.63

Reconciling Items	19	(99)	0.04	(0.19)

Income from Continuing Operations	$320	222	0.63	$0.44

Income from Discontinued Operations	$3	$2	—	—

Net Income	$323	$224	$0.63	$0.44

		Avg. Shares	507M	507M

“We have achieved significant operational and regulatory success during the past quarter. Our investment program, a strong balance sheet and the operational focus of a dedicated workforce position PSEG to be a reliable supplier of low-cost, clean energy for the long-term” said Ralph Izzo, chairman, president and chief executive officer of PSEG.

He went on to say, “our results for the first half of 2011 continue to support our forecast of operating earnings for the full year of $2.50—$2.75 per share.”

Operating Earnings guidance by company for the full year is as follows:

Operating Earnings

($ million, except EPS)

	2011E	2010A
PSEG Power	$765-$855	$1,091
PSE&G	$495-$520	$430
PSEG Energy Holdings	$0-$5	$49
Parent	$5-$15	$14
Total	$1,265-$1,395	$1,584
Earnings Per Share	$2.50-$2.75	$3.12

Ralph Izzo also announced an increase in PSEG’s capital investment program to approximately $6.9 billion over 2011-2013 compared to its prior forecast level of spending of $6.7 billion during this period. As part of the increase in spending, PSE&G’s capital budget is forecast to increase 15% from previously forecast levels to $5.2 billion. PSEG Energy Holdings’ forecast level of capital spending during this period has been reduced to $40 million from $570 million as PSEG Power’s forecast level of spending remains unchanged at approximately $1.5 billion.

“Our increased spending program”, said Ralph Izzo, “aligns the interests of PSEG with those of our customers, employees and shareholders. Supportive regulation at the state and federal level has been a foundation of our investments. The BPU’s recent approval of programs accelerating our investment in electric and gas infrastructure and energy efficiency provides the continued opportunity to support jobs and the economic growth of the state. FERC’s approval of incentive rate making treatment on major transmission projects supports system reliability. Our strong balance sheet provides the foundation to finance this growth. A program of continuous engagement with our employees has led to the resolution of labor contracts which has been an important contributor in our ability to control the growth in costs, provide the returns required by the market and support growth from our investment program.”

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachment 6 for detail regarding the quarter-over-quarter reconciliations for each of PSEG’s businesses.

PSEG Power

PSEG Power reported operating earnings of $186 million ($0.36 per share) for the second quarter of 2011 compared with operating earnings of $229 million ($0.45 per share) for the second quarter of 2010.

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Power’s earnings were affected by a quarter-over-quarter decline in realized energy and capacity prices. A decline in capacity prices to $110 MW/Day from $174 MW/Day on June 1, 2011 reduced Power’s earnings by $0.02 per share. A decline in energy prices under the Basic Generation Service (BGS) contract, also effective on June 1, 2011, to $94.30/MWh from $111.50/Mwh and other hedges reduced earnings by $0.03 per share. A 6% decline in volume in comparison to abnormally warm conditions during the year ago period reduced earnings by $0.02 per share. An increase in customer migration from the BGS contract reduced earnings by $0.01 per share. Higher depreciation expense coupled with a decline in capitalized interest associated with the commercial operation of the back-end technology at Hudson and Mercer reduced Power’s earnings by $0.02 per share. An increase in operation and maintenance expense on the fossil stations reduced earnings by $0.01 per share. A decline in trading related losses and other miscellaneous items improved Power’s earnings by $0.02 per share.

PSEG Power’s nuclear fleet operated at an average capacity factor of 90.3% during the second quarter of 2011 compared to an average capacity factor of 92.6% in the year ago quarter. The performance for the quarter resulted in a capacity factor for the first half of 2011 of approximately 94.6% compared with a capacity factor of 95% for the year ago period. Availability in the quarter was mainly affected by a 29-day refueling outage at Salem 2. A decline in weather-related demand and higher costs reduced the dispatch of PSEG Power’s fossil fleet which resulted in a 10% reduction in generation from the fossil fleet during the quarter.

The Nuclear Regulatory Commission (NRC) approved PSEG Nuclear’s request to extend the operating license of the Hope Creek Generating Station and both Salem units an additional 20 years. Hope Creek’s operating license has been extended through 2046. Salem units 1 and 2 are now licensed through 2036 and 2040, respectively. The license renewal of these important assets will support the availability of low-cost, carbon-free energy.

We have lowered our full-year estimate of customer migration to an average of 34% from 35%. Our updated estimate assumes year-end customer migration levels of 37% -39%. The reduction in estimated levels of customer migration has not had a major impact on Power’s hedge profile. For the balance of 2011, Power’s base load output is fully hedged at an average price of $68 per MWh; with additional hedges in place on intermediate and peaking generation, approximately 70% -75% of total expected generation for that period is hedged at an average price of $68 per MWh. Power continues to forecast total generation for 2011 of 55 TWh. For 2012, hedges are in place for approximately 75% -80% of expected base-load generation of 36 TWh at an average price of $64 per MWh resulting in approximately 45% -50% of expected total 2012 generation of 56 TWh hedged at an average price of $64 per MWh. For 2013, approximately 35% -40% of anticipated base-load output of 36 TWh is hedged at an average price of $63 per MWh which results in hedges on approximately 20% -25% of expected total generation of 56 -58 TWh at an average price of $63 per MWh.

PSE&G

PSE&G reported operating earnings of $105 million ($0.21 per share) for the second quarter of 2011 compared with operating earnings of $75 million ($0.15 per share) for the second quarter of 2010.

PSE&G’s results were driven by rate relief and improved returns on higher levels of capital investment. An increase in electric and gas rates that went into effect on June 7, 2010 and July 9, 2010, respectively, improved earnings by $0.01 per share. An annualized increase in transmission

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revenue of $45 million effective on January 1, 2011 added $0.01 per share to results. A return on investments made under capital adjustment clauses supporting renewables and electric and gas infrastructure programs added $0.02 per share to earnings. Quarter-over-quarter earnings comparisons were also aided by the implementation, as part of the rate case settlement, of the gas weather normalization clause and warmer than normal weather in the prior quarter. Together, these items added $0.02 per share to earnings. Lower volumes quarter over quarter reduced earnings by $0.01 per share. A reduction in operating and maintenance expense as a result of a decline in pension costs and the absence of a write-off in the second quarter of 2010 combined to add $0.03 per share to earnings. An increase in depreciation expense as a result of higher levels of capital spending reduced earnings by $0.01 per share. Other miscellaneous items combined to reduce earnings by $0.01 per share.

The Federal Energy Regulatory Commission (FERC) granted approval for incentive rate treatment effective on June 14, 2011 for three of five 230-kv projects with a total capital investment of about $1.0 billion. The incentive rate treatment covers approximately 80% of our request, and provides for recovery of Construction Work In Progress and 100% recovery of prudently-incurred abandonment costs.

PSE&G has increased its capital spending for 2011-2013 to $5.2 billion from $4.6 billion. The adjusted forecast reflects the NJ Board of Public Utilities’ recent decision to approve $368 million of increased spending on energy efficiency programs and electric and gas infrastructure. The forecast also includes an additional $96 million of spending on electric and gas distribution, and an update of forecast spending on certain transmission projects. The revised capital program will provide the opportunity for annual rate base growth of 11.5% from year-end 2010 over this period.

PSEG Energy Holdings

PSEG Energy Holdings reported operating earnings of $5 million ($0.01 per share) for the second quarter of 2011 versus operating earnings of $12 million ($0.02 per share) during the second quarter of 2010. The decline in operating earnings for the quarter reflects the absence of tax benefits recognized in the second quarter of 2010 associated with the start-up of solar projects in Ohio and Florida.

Roseton OL, LLC and Danskammer OL, LLC, indirect subsidiaries of PSEG (the “PSEG Entities”), are the owner-lessors of the Roseton and Danskammer electric generating facilities, which are leased to indirect subsidiaries of Dynegy and Dynegy Holdings Inc. (“DHI”). DHI has guaranteed the payment obligations of the lessees to the PSEG entities. As a result of DHI’s proposed transfer of substantially all of its coal and natural gas-fired generation assets, other than the Roseton and Danskammer facilities, to new “bankruptcy remote” subsidiaries, the PSEG entities filed suit against DHI in the Delaware Court of Chancery to halt DHI’s proposed transfer and protect is rights under the DHI guarantees. The PSEG Entities request for a temporary restraining order was denied on Friday, July 29, 2011 and they have since sought review with the Delaware Supreme Court. As of June 30, 2011, the PSEG Entities had a gross equity investment at risk in the Roseton and Danskammer leases of $264 million. A foreclosure event could result in an after-tax charge of $170—$180 million. As part of this potential foreclosure event, PSEG could be required to pay approximately $100 million to satisfy income tax obligations. This potential cash tax obligation is fully reflected in the overall estimate of the aggregate after-tax charge noted above.

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Other Items

PSEG Power LLC closed on the sale of its 1,000 MW Odessa gas-fired generating plant on July 18, 2011 for approximately $335 million, subject to final adjustments for working capital. The closing of the Odessa sale completed the Texas asset sale process announced by PSEG Power in early 2011. In March 2011, PSEG Power closed the sale of the 1,000 MW Guadalupe plant for approximately $352 million.

# # # #

Forward-Looking Statement

Readers are cautioned that statements contained in this presentation about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. When used herein, the words “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast”, “project”, variations of such words and similar expressions are intended to identify forward-looking statements. Although we believe that our expectations are based on reasonable assumptions, they are subject to risks and uncertainties and we can give no assurance they will be achieved. The results or developments projected or predicted in these statements may differ materially from what may actually occur. Factors which could cause results or events to differ from current expectations include, but are not limited to:

•

adverse changes in energy industry law, policies and regulation, including market structures and a potential shift away from competitive markets toward subsidized market mechanisms, transmission planning and cost allocation rules, including rules regarding how transmission is planned and who is permitted to build transmission in the future, and reliability standards,

•	any inability of our transmission and distribution businesses to obtain adequate and timely rate relief and regulatory approvals from federal and state regulators,

•	changes in federal and state environmental regulations that could increase our costs or limit operations of our generating units,

•

changes in nuclear regulation and/or general developments in the nuclear power industry, including various impacts from any accidents or incidents experienced at our facilities or by others in the industry that could limit operations of our nuclear generating units,

•	actions or activities at one of our nuclear units located on a multi-unit site that might adversely affect our ability to continue to operate that unit or other units located at the same site,

•	any inability to balance our energy obligations, available supply and trading risks,

•	any deterioration in our credit quality, or the credit quality of our counterparties,

•	availability of capital and credit at commercially reasonable terms and conditions and our ability to meet cash needs,

•	any inability to realize anticipated tax benefits or retain tax credits,

•	changes in the cost of, or interruption in the supply of, fuel and other commodities necessary to the operation of our generating units,

•	delays in receipt of necessary permits and approvals for our construction and development activities,

•	delays or unforeseen cost escalations in our construction and development activities,

•	adverse changes in the demand for or price of the capacity and energy that we sell into wholesale electricity markets,

•	increase in competition in energy markets in which we compete,

•	challenges associated with recruitment and/or retention of a qualified workforce,

•	adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in discount rates and funding requirements, and

•	changes in technology and customer usage patterns.

For further information, please refer to our Annual Report on Form 10-K, including Item 1A. Risk Factors, and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this presentation. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our internal estimates change, unless otherwise required by applicable securities laws.

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Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Operating Earnings and Per Share Results by Subsidiary

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010

Earnings Results ($ Millions)

PSEG Power	$186	$229	$452	$541
PSE&G	105	75	268	192
PSEG Energy Holdings	5	12	2	19
PSEG	5	5	10	8

Operating Earnings	$301	$321	$732	$760

Reconciling Items(a)	19	(99)	50	(40)

Income from Continuing Operations	$320	$222	$782	$720

Discontinued Operations	3	2	67	(5)

Net Income	$323	$224	$849	$715

Fully Diluted Average Shares Outstanding (in Millions)	507	507	507	507

Per Share Results (Diluted)

PSEG Power	$0.36	$0.45	$0.89	$1.07
PSE&G	0.21	0.15	0.53	0.38
PSEG Energy Holdings	0.01	0.02	—	0.03
PSEG	0.01	0.01	0.02	0.02

Operating Earnings	$0.59	$0.63	$1.44	$1.50

Reconciling Items(a)	0.04	(0.19)	0.10	(0.08)

Income from Continuing Operations	$0.63	$0.44	$1.54	$1.42

Discontinued Operations	—	—	0.13	(0.01)

Net Income	$0.63	$0.44	$1.67	$1.41

(a)	See attachment 12 for details of items excluded from Income from Continuing Operations to compute Operating Earnings.

Note:

Income from Continuing Operations includes preferred stock dividends relating to PSE&G of $1 million for the six months ended June 30, 2010.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	For the Three Months Ended June 30, 2011
	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$2,469	$(408)	$1,285	$1,571	$21

OPERATING EXPENSES
Energy Costs	1,010	(408)	603	815	—
Operation and Maintenance	575	(8)	271	304	8
Depreciation and Amortization	235	3	56	172	4
Taxes Other Than Income Taxes	28	—	—	28	—

Total Operating Expenses	1,848	(413)	930	1,319	12

OPERATING INCOME	621	5	355	252	9

Income from Equity Method Investments	4	—	—	—	4
Other Income and Deductions	40	1	35	4	—
Other Than Temporary Impairments	(1)	—	(1)	—	—
Interest Expense	(117)	3	(41)	(78)	(1)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	547	9	348	178	12

Income Tax Expense	(227)	(4)	(143)	(73)	(7)

INCOME FROM CONTINUING OPERATIONS	320	5	205	105	5

Discontinued Operations, net of tax	3	—	3	—	—

NET INCOME	$323	$5	$208	$105	$5

Income from Continuing Operations	$320	$5	$205	$105	$5
Less: Reconciling Items Excluded from Continuing Operations (a)	19	—	19	—	—

OPERATING EARNINGS	$301	$5	$186	$105	$5

	For the Three Months Ended June 30, 2010
	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$2,361	$(459)	$1,264	$1,536	$20

OPERATING EXPENSES
Energy Costs	1,072	(457)	612	917	—
Operation and Maintenance	601	(11)	260	343	9
Depreciation and Amortization	229	5	44	177	3
Taxes Other Than Income Taxes	28	—		28	—

Total Operating Expenses	1,930	(463)	916	1,465	12

OPERATING INCOME	431	4	348	71	8

Income from Equity Method Investments	5	—	—	—	5
Other Income and Deductions	35	1	30	3	1
Other Than Temporary Impairments	(5)	—	(5)	—	—
Interest Expense	(120)	4	(42)	(80)	(2)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	346	9	331	(6)	12

Income Tax Expense	(124)	(4)	(129)	9	—

INCOME FROM CONTINUING OPERATIONS	222	5	202	3	12

Discontinued Operations, net of tax	2	—	2	—	—

NET INCOME	$224	$5	$204	$3	$12

Income from Continuing Operations	$222	$5	$202	$3	$12
Less: Reconciling Items Excluded from Continuing Operations (a)	(99)	—	(27)	(72)	—

OPERATING EARNINGS	$321	$5	$229	$75	$12

(a)	See attachment 12 for details of items excluded from Income from Continuing Operations to compute Operating Earnings.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	For the Six Months Ended June 30, 2011
	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$5,823	$(1,347)	$3,252	$3,877	$41

OPERATING EXPENSES
Energy Costs	2,573	(1,346)	1,738	2,181	—
Operation and Maintenance	1,226	(18)	548	672	24
Depreciation and Amortization	476	7	110	351	8
Taxes Other Than Income Taxes	71	—	—	71	—

Total Operating Expenses	4,346	(1,357)	2,396	3,275	32

OPERATING INCOME	1,477	10	856	602	9

Income from Equity Method Investments	7	—	—	—	7
Other Income and Deductions	103	1	93	8	1
Other Than Temporary Impairments	(5)	(1)	(3)	(1)	—
Interest Expense	(244)	7	(92)	(157)	(2)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,338	17	854	452	15

Income Tax Expense	(556)	(7)	(352)	(184)	(13)

INCOME FROM CONTINUING OPERATIONS	782	10	502	268	2

Discontinued Operations, net of tax	67	—	67	—	—

NET INCOME	$849	$10	$569	$268	$2

Income from Continuing Operations	$782	$10	$502	$268	$2
Less: Reconciling Items Excluded from Continuing Operations (a)	50	—	50	—	—

OPERATING EARNINGS	$732	$10	$452	$268	$2

	For the Six Months Ended June 30, 2010
	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$5,934	$(1,562)	$3,460	$3,980	$56

OPERATING EXPENSES
Energy Costs	2,760	(1,560)	1,863	2,457	—
Operation and Maintenance	1,271	(19)	511	757	22
Depreciation and Amortization	456	9	87	354	6
Taxes Other Than Income Taxes	70	—	—	70	—

Total Operating Expenses	4,557	(1,570)	2,461	3,638	28

OPERATING INCOME	1,377	8	999	342	28

Income from Equity Method Investments	8	—	—	—	8
Other Income and Deductions	62	(2)	55	7	2
Other Than Temporary Impairments	(6)	—	(6)	—	—
Interest Expense	(236)	7	(82)	(157)	(4)
Preferred Stock Dividends	—	1	—	(1)	—

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	1,205	14	966	191	34

Income Tax Expense	(485)	(6)	(393)	(71)	(15)

INCOME FROM CONTINUING OPERATIONS	720	8	573	120	19

Discontinued Operations, net of tax	(5)	—	(5)	—	—

NET INCOME	$715	$8	$568	$120	$19

Income from Continuing Operations	$720	$8	$573	$120	$19
Less: Reconciling Items Excluded from Continuing Operations (a)	(40)	—	32	(72)	—

OPERATING EARNINGS	$760	$8	$541	$192	$19

(a)	See attachment 12 for details of items excluded from Income from Continuing Operations to compute Operating Earnings.
(b)	Income from Continuing Operations before Income Taxes includes preferred stock dividends relating to PSE&G of $1 million for the six months ended June 30, 2010.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ Millions)

	June 30, 2011	December 31, 2010
DEBT
Commercial Paper and Loans	$298	$64
Long-Term Debt	7,155	7,748
Securitization Debt	1,049	1,145
Project Level, Non-Recourse Debt	46	47

Total Debt	8,548	9,004

STOCKHOLDERS’ EQUITY
Common Stock	4,812	4,807
Treasury Stock	(601)	(593)
Retained Earnings	6,077	5,575
Accumulated Other Comprehensive Loss	(179)	(156)

Total Common Stockholders’ Equity	10,109	9,633
Noncontrolling Interests - Equity Investments	2	8

Total Equity	10,111	9,641

Total Capitalization	$18,659	$18,645

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ Millions)

	For the Six Months Ended June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$849	$715
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	546	(195)

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,395	520

NET CASH USED IN INVESTING ACTIVITIES	(673)	(755)

NET CASH USED IN FINANCING ACTIVITIES	(843)	(58)

Net Increase (Decrease) in Cash and Cash Equivalents	(121)	(293)

Cash and Cash Equivalents at Beginning of Period	280	350

Cash and Cash Equivalents at End of Period	$159	$57

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-over-Quarter EPS Reconciliation

June 30, 2011 vs. June 30, 2010

(Unaudited)

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Year-over-Year EPS Reconciliation

June 30, 2011 vs. June 30, 2010

(Unaudited)

Attachment 8

PSEG POWER LLC

Generation Measures

(Unaudited)

	GWhr Breakdown		GWhr Breakdown

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Nuclear - NJ	4,842	5,027	10,307	10,371
Nuclear - PA	2,465	2,460	4,929	4,897

Total Nuclear	7,307	7,487	15,236	15,268

Fossil - Coal - NJ*	845	1,044	1,572	2,172
Fossil - Coal - PA	1,289	1,335	2,666	2,766
Fossil - Coal - CT	57	216	265	577

Total Coal	2,191	2,595	4,503	5,515

Fossil - Oil & Natural Gas - NJ	2,879	2,834	5,632	5,505
Fossil - Oil & Natural Gas - NY	944	1,239	1,970	2,094
Fossil - Oil & Natural Gas - CT	1	17	12	21

Total Oil & Natural Gas	3,824	4,090	7,614	7,620

	13,322	14,172	27,353	28,403

	% Generation by Fuel Type		% Generation by Fuel Type

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Nuclear - NJ	36%	36%	38%	37%
Nuclear - PA	19%	17%	18%	17%

Total Nuclear	55%	53%	56%	54%

Fossil - Coal - NJ*	6%	7%	5%	7%
Fossil - Coal - PA	10%	9%	10%	10%
Fossil - Coal - CT	0%	2%	1%	2%

Total Coal	16%	18%	16%	19%

Fossil - Oil & Natural Gas - NJ	22%	20%	21%	20%
Fossil - Oil & Natural Gas - NY	7%	9%	7%	7%
Fossil - Oil & Natural Gas - CT	0%	0%	0%	0%

Total Oil & Natural Gas	29%	29%	28%	27%

	100%	100%	100%	100%

*	Includes Pumped Storage. Pumped Storage accounted for <1% of total generation for the three and six months ended June 30, 2011 and 2010.

Attachment 9

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

June 30, 2011

Electric Sales and Revenues

	Three Months Ended	Change vs. 2010	Six Months Ended	Change vs. 2010
Sales (millions kwh)
Residential	3,207	-4.7%	6,435	-1.5%
Commercial & Industrial	6,987	-1.5%	13,994	-0.5%
Street Lighting	76	-7.0%	179	-3.4%
Interdepartmental	2	1.8%	5	2.3%

Total	10,272	-2.5%	20,613	-0.8%

Revenue (in millions)
Residential	$523	-1.0%	$1,075	0.8%
Commercial & Industrial	581	1.8%	1,107	-3.4%
Street Lighting	17	-5.8%	37	-3.1%
Other Operating Revenues*	99	33.9%	188	11.9%

Total	$1,220	2.3%	$2,407	-0.5%

Weather Data	Three Months Ended	Change vs. 2010	Six Months Ended	Change vs. 2010
THI Hours - Actual	5,187	-5.6%	5,207	-5.2%
THI Hours - Normal	3,813		3,845

*	Primarily sales of Non-Utility Generator energy to PJM and Transmission related revenues.

Attachment 10

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

June 30, 2011

Gas Sold and Transported

	Three Months Ended	Change vs. 2010	Six Months Ended	Change vs. 2010
Sales (millions therms)
Residential Sales	177	13.1%	847	5.7%
Commercial & Industrial - Firm Sales	65	11.9%	311	3.5%
Commercial & Industrial - Interr. & Cogen	43	5.6%	78	2.8%

Total	285	11.6%	1,236	5.0%

Gas Transported - Firm Sales	89	25.8%	328	21.8%
Gas Transported - Non-Firm	201	-16.3%	429	-2.8%

Revenue (in millions)
Residential Sales	$110	-14.9%	$527	-20.4%
Commercial & Industrial - Firm Sales	40	16.7%	$198	-7.9%
Commercial & Industrial - Interr. & Cogen	23	10.4%	$44	-1.4%
Other Operating Revenues*	38	2.2%	$75	-0.7%

Total	$211	-4.7%	$844	-15.3%

Gas Transported	140	14.9%	626	10.8%

Weather Data	Three Months Ended	Change vs. 2010	Six Months Ended	Change vs. 2010
Degree Days - Actual	416	25.8%	2,975	8.0%
Degree Days - Normal	519		3,033

*	Primarily Appliance Service.

Attachment 11

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2011	2010	2011	2010
Weighted Average Common Shares Outstanding (000’s)
Basic	505,988	506,109	505,984	506,030
Diluted	506,761	507,091	506,945	507,119

Stock Price at End of Period			$32.64	$31.33

Dividends Paid per Share of Common Stock	$0.3425	$0.3425	$0.6850	$0.6850

Dividend Payout Ratio*			44.6%	44.6%

Dividend Yield			4.2%	4.3%

Price/Earnings Ratio*			10.6	10.3

Rate of Return on Average Common Equity*			16.1%	17.4%

Book Value per Common Share			$19.98	$18.04

Market Price as a Percent of Book Value			163%	174%

Total Shareholder Return	4.7%	7.3%	4.8%	-3.7%

*	Calculation based on Operating Earnings for the 12 month period ended.

Attachment 12

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Reconciling Items Excluded from Continuing Operations to Compute Operating Earnings

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Pro-forma Adjustments, net of tax	2011	2010	2011	2010

Earnings Impact ($ Millions)

Gain (Loss) on Nuclear Decommissioning Trust (NDT) Fund Related Activity (PSEG Power)	$15	$10	$42	$20
Gain (Loss) on Mark-to-Market (MTM) (PSEG Power)	4	(37)	8	12
Market Transition Charge Refund (PSE&G)	—	(72)	—	(72)

Total Pro-forma adjustments	$19	$(99)	$50	$(40)

Fully Diluted Average Shares Outstanding (in Millions)	507	507	507	507

Per Share Impact (Diluted)

Gain (Loss) on NDT Fund Related Activity (PSEG Power)	$0.03	$0.02	$0.08	$0.04
Gain (Loss) on MTM (PSEG Power)	0.01	(0.07)	0.02	0.02
Market Transition Charge Refund (PSE&G)	—	(0.14)	—	(0.14)

Total Pro-forma adjustments	$0.04	$(0.19)	$0.10	$(0.08)